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                                                                 EXHIBIT 4.28

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                        TRANSAMERICAN ENERGY CORPORATION


               $475,000,000 11 1/2% Senior Secured Notes due 2002

                                      and

           $1,130,000,000 13% Senior Secured Discount Notes due 2002


                    -------------------------------------

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

                         Dated as of December 30, 1997

                    -------------------------------------



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       This First Amendment to Registration Rights Agreement (this "First
Amendment") is made as of December 30, 1997, by and among TransAmerican Energy Corporation, a Delaware corporation ("TEC"), TransTexas Gas Corporation, a Delaware corporation ("TransTexas"), TransAmerican Refining Corporation, a Texas corporation ("TARC"), and Jefferies & Company, Inc. (the "Purchaser"). Capitalized terms used but not defined herein shall have the meaning attributed to them in that certain Registration Rights Agreement, dated as of June 5, 1997, among TEC, TransTexas, TARC, and the Purchaser (the "Registration Rights Agreement").

       WHEREAS, TEC and Firstar Bank of Minnesota, N.A., as Trustee, have entered into an Indenture dated as of June 13, 1997 (the "Indenture"), pursuant to which TEC issued (i) $475,000,000 aggregate principal amount of its 11 1/2% Senior Secured Notes due 2002, Series A, and (ii) $1,130,000,000 aggregate principal amount of its 13% Senior Secured Discount Notes due 2002, Series A (collectively, the "Notes"); and

       WHEREAS, as an inducement to the Purchaser to enter into the Purchase Agreement (as defined in the Registration Rights Agreement), TEC, TransTexas and TARC entered into the Registration Rights Agreement with the Purchaser for the benefit of the Holders of the Securities; and

       WHEREAS, the parties to the Registration Rights Agreement have agreed to certain amendments to the Registration Rights Agreement as hereinafter set forth (the "Proposed Amendments"); and

       WHEREAS, in accordance with the provisions of Section 11(c) of the Registration Rights Agreement, the written consent of the of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities to the adoption of the Proposed Amendments have been obtained;

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Amendment hereby agree as follows:

                                   ARTICLE I

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

       Section 1.01. Section 4 of the Registration Rights Agreement. Section 4(a)(iii) of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

              (iii) if the Company has not accepted for exchange all Notes validly tendered in accordance with the terms of the Exchange Offer within 30 business days after the date on which an Exchange Offer Registration Statement is declared effective by the SEC; or

                                   ARTICLE II

                                 MISCELLANEOUS

       Section 2.01. Ratification and Confirmation. As amended and modified by this First Amendment, the terms and provisions of the Registration Rights Agreement are hereby ratified and confirmed and shall continue in full force and effect.





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       Section 2.02.  Reference to Registration Rights Agreement.  The
Registration Rights Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the Registration Rights Agreement, are hereby amended so that any reference therein to the Registration Rights Agreement shall mean a reference to the Registration Rights Agreement as amended hereby.

       Section 2.03. Counterparts. This First Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

       Section 2.04. Headings. The headings, captions and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

       Section 2.05. Governing Law. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date of first written above.





                              TRANSAMERICAN ENERGY CORPORATION



                              By:
                                 --------------------------------------
                              Name:
                                   ------------------------------------
                              Title:
                                    -----------------------------------



                              TRANSTEXAS GAS CORPORATION



                              By:
                                 --------------------------------------
                              Name:
                                   ------------------------------------
                              Title:
                                    -----------------------------------




                              TRANSAMERICAN REFINING CORPORATION



                              By:
                                 --------------------------------------
                              Name:
                                   ------------------------------------
                              Title:
                                    -----------------------------------





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Accepted and Agreed to:

JEFFERIES & COMPANY, INC.


By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------





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